Avnet, Inc.
2211 South 47th St.
Phoenix, AZ 85034

Exhibit 99.1

Press Release

Avnet, Inc. Reports Preliminary First Quarter Fiscal Year 2013 Results

Phoenix, Arizona, October 10, 2012 — Avnet, Inc. (NYSE:AVT) reported today that its sales for the first quarter of fiscal 2013 ended September 29, 2012 will be approximately $5.85 billion, roughly 9% below the year-ago quarter and towards the lower end of original expectations. Sales at Electronics Marketing (EM) and Technology Solutions (TS) for the September quarter are expected to be approximately $3.65 billion and $2.20 billion, respectively. The Company also indicated that its diluted earnings per share, excluding restructuring, integration and other charges, is expected to be between $0.52 and $0.58, below its previously announced expectations.

The revised estimated earnings per share for the September 2012 quarter is primarily attributable to the combined negative impacts of (1) lower than expected revenues, most notably at TS, (2) lower gross profit margin in the Western regions at EM associated with the weaker sales environment and (3) a greater than anticipated geographic mix shift in the EM business where better than expected sales in the lower-margin Asia region were more than offset by weaker sales in the higher-margin Western regions.

Rick Hamada, Chief Executive Officer, commented, “It appears the uncertain macroeconomic conditions continue to negatively impact key areas of end demand in our served markets as our overall revenue for the quarter finished weaker than expected, particularly in the Americas region. The shortfall to our expectations was more acute at our TS business, where we experienced a second consecutive quarter of weaker than expected transaction activity at the end of the quarter as customers delayed IT projects. At EM, although overall sales were relatively in line with initial expectations, the lower-margin Asia business had a stronger than expected quarter, which was offset by a pronounced slowdown in the Americas region. This overall shortfall in Avnet’s revenue accounted for more than half of the lowered earnings expectations while the regional mix shift and lower gross profit margins at EM accounted for the remainder. As a response to these developments, we are evaluating resource commitments across the portfolio and have identified further expense alignment actions in addition to the expense reductions of $40 — $50 million that we announced in August. We remain steadfastly committed to monitoring market developments and taking actions consistent with the pursuit of our long-term operating goals.”

No conference call will be held in conjunction with the release of these preliminary financial estimates and the company will have no further comment until its upcoming earnings call scheduled for Thursday, October 25, 2012. The Company’s first quarter results could differ from the preliminary estimates provided in this press release.

About Avnet

Avnet, Inc. (NYSE:AVT), a Fortune 500 company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers globally. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2012, Avnet generated revenue of $25.7 billion. For more information, visit www.avnet.com. (AVT—IR)

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in actual or forecasted results of operations, the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Avnet, Inc. Vince Keenan VP, Investor Relations (480) 643-7053 investorrelations@avnet.com